CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-265805, 333-281358 and 333-273633) and Form S-8 (Nos. 333-226323, 333-256314 and 333-272031, 333-279442, 333-282682, 333-283344, 333-283990, 333-284353, 333-284870, 333-285824, 333-286784) of Replimune Group, Inc. of our report dated May 22, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 22, 2025